UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 19, 2011

GREENMAN TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-13776	71-0724248
(Commission File Number)	(I.R.S. Employer Identification Number)

7 Kimball Lane, Building A

Lynnfield, MA 01940

(Address of Principal Executive Offices, including Zip Code)

(781) 224-2411

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On December 19, 2011, American Power Group, Inc. (“APG”), a wholly owned subsidiary of GreenMan Technologies, Inc. (the “Company”), agreed to extend the maturity of APG’s $2,000,000 working capital line of credit (the “Credit Facility”) with Iowa State Bank (the “Bank”) from December 2, 2011 until April 1, 2012. As a condition to the extension, APG agreed to pay the Bank approximately $12,000 of interest accrued through December 19, 2011, and agreed to make further monthly interest payments commencing on January 2, 2012 through maturity. The other terms and conditions of the Credit Facility, described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 15, 2010, remain unchanged. The Bank also agreed to extend the maturity of a separate promissory note dated June 14, 2011, in the principal amount of $250,000, from November 28, 2011 until April 1, 2012, on the same terms.

As partial collateral for the Credit Facility, the Company had issued 2,000,000 shares of its common stock to the Bank. Under the original terms of the Credit Facility, these shares were to be returned to the Company, without consideration, at such time as all obligations under the Credit Facility had been satisfied and the Bank has no further obligations to make advances under the Credit Facility. In connection with the extension, the Bank agreed to surrender the 2,000,000 shares of common stock to the Company for cancellation and the Company and the Bank entered into a stock transfer agreement. The stock transfer agreement provides that, if APG and the Company fail to pay any portion of the principal balance outstanding under the Credit Facility, or any interest accrued thereon, when due (a “Payment Default”), the Company will issue to the Bank that number of shares of common stock which is equal in value to the outstanding balance of under the Credit Facility, including the accrued but unpaid interest thereon. For purposes of determining the number of shares of common stock to be issued under the stock transfer agreement, the value of the Company’s common stock will be deemed to be the closing price of the common stock on the date of such Payment Default. In no event, however, will the Company be obligated to issue more than 2,000,000 shares of the common stock under the stock transfer agreement.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See the disclosures in Item 1.01 above, which are incorporated herein by this reference.

Item 3.02    Unregistered Sales of Equity Securities

In connection with the extension of the Credit Facility described in Item 1.01 above, the Company has entered into an agreement under which the Company will issue to the Bank, in the event of certain defaults, up to 2,000,000 shares of the Company’s common stock. The issuance of these shares is exempt from registration under the Securities Act of 1933, as amended, pursuant to an exemption provided by Section 4(2) of the Securities Act.

Item 9.01    Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description

10.1	Change in Terms Agreement, dated as of December 19, 2011, between American Power Group, Inc. and Iowa State Bank with regard to a $2,000,000 line of credit

10.2	Change in Terms Agreement, dated as of December 19, 2011, between American Power Group, Inc. and Iowa State Bank with regard to a $250,000 promissory note

10.3	Stock Transfer Agreement, dated as of December 19, 2011, between GreenMan Technologies, Inc. and Iowa State Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENMAN TECHNOLOGIES, INC.

By: /s/ Charles E. Coppa

Charles E. Coppa

Chief Financial Officer

Date: December 19, 2011